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                                                                 Exhibit 3.1(v)

                             CERTIFICATE OF AMENDMENT

                                         TO

                            CERTIFICATE OF INCORPORATION

                                         OF

                               U.S. AGGREGATES, INC.

                                 *     *     *     *

          Adopted in accordance with the provisions of Section 242 of the General Corporation Low of the State of Delaware

                                *     *     *     *

          The undersigned being the Executive Vice President of U.S. Aggregates, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

     FIRST: The Board of Directors of the Corporation adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the "Amendment") and directed that the Amendment be submitted to the holders of a least a majority of the issued and outstanding shares of Common Stock of the Corporation entitled to vote thereon for their consideration and approval:

          "RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended in accordance with Section 242 of the General Corporation Law of the State of Delaware by deleting the definition of "Note and Warrant Purchase Agreement" in Section 8 of Article Four thereof in its entirety and substituting therefor the definition of Note and Warrant Purchase Agreement" in Section 8 of Article Four as follows:

          "NOTE AND WARRANT PURCHASE AGREEMENT" means that certain Amended and Restated Note and Warrant Purchase Agreement, dated June 5, 1998, as may be amended from time-to-time, by and among the Corporation and each of the purchasers listed on Annex I attached thereto."

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     SECOND: The Amendment was duly adopted in accordance with Section 228 and
Section 242 of the General Corporation Law of the State of Delaware by the holders of at least a majority of the issued and outstanding shares of the Common Stock of the Corporation entitled to vote thereon. Written notice has been given to the holders of the issued and outstanding shares of Common Stock of the Corporation who have not consented in writing to the Amendment.

     IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 3rd day of June, 1998.


                                        U.S. Aggregates, Inc.,
                                         a Delaware corporation



                                        By:  /s/Michael J. Stone
                                             -----------------------------------
                                        Name:  Michael J. Stone
                                        Title: Executive Vice President


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